EXHIBIT 10.28
SUPPLEMENT NO. 4 TO SIXTH AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT AND PROMISSORY NOTE

THIS SUPPLEMENT No. 4 TO SIXTH AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT AND PROMISSORY NOTE by and between BLINK COUTURE, INC., a Delaware corporation (the “Maker”) and REGENT PRIVATE CAPITAL, LLC, an Oklahoma limited liability company (the “Payee”) entered into as of December 31, 2012, supplements and amends that certain Sixth Amendment and Restatement of Loan Agreement and Promissory Note dated as of January 31, 2012, as previously supplemented by Supplement No. 1 to Sixth Amendment and Restatement of Loan Agreement and Promissory Note, dated as of April 30, 2012, Supplement No. 2 to Sixth Amendment and Restatement of Loan Agreement and Promissory Note, dated as of July 31, 2012 and Supplement No. 3 to Sixth Amendment and Restatement of Loan Agreement and Promissory Note, dated as of October 31, 2012 (the “Amendment and Note Restatement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Amendment and Note Restatement.

For value received, the Maker and Payee hereby agree, effective as of the date hereof, that the following provisions shall supplement and become part of the Amendment and Note Restatement:

1.           Additional Advances.  The Parties hereby agree that during the period from November 1, 2012 through December 31, 2012, the Payee has made additional advances to the Maker, in the aggregate amount of $11,075, in payment of the Maker’s operating expenses during that period, so that effective as of December 31, 2012, the total outstanding principal amount due and payable pursuant to the Note is $385,797.

2.           No Further Changes; Full Force and Effect.  The additional advances described in Paragraph 1 above reflect all changes to the Amendment and Note Restatement. All other terms of the Amendment and Note Restatement shall remain unchanged and in full force and effect, unless and until further supplemented or amended hereafter.

IN WITNESS WHEREOF, the Maker has caused this Supplement No. 3 to Sixth Amendment and Restatement of Loan Agreement and Promissory Note to be duly executed and delivered as of the day and year first written above.

BLINK COUTURE, INC.

By:	/s/ Lawrence Field
Name: Lawrence Field Title: President & CEO

REGENT PRIVATE CAPITAL, LLC

By:	/s/ Cynthia S. Field
Name: Cynthia S. Field Title: Secretary